THE RIGHTIME FUND, INC.

                                      BY-LAWS


                                      ARTICLE I

                                     OFFICES

1. The principal office of the Corporation shall be in the City of Baltimore, State of Maryland. The Corporation shall also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                     ARTICLE II

                          STOCKHOLDERS AND STOCK CERTIFICATES

1. Every stockholder of record shall be entitled to a stock certificate representing the shares owned by him. Stock certificates shall be in such form as may be required by law and as the Board of Directors shall prescribe. Every stock certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the corporate seal, which may be a facsimile, either engraved or printed. Whenever permitted by law, the Board of Directors may authorize the issuance of stock certificates bearing the facsimile signatures of the officers authorized to sign such certificates.

2. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by a duly authorized attorney, upon surrender for cancellation of a certificate or certificates for a like number of shares, with a duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agent may reasonably require.

3. No certificate for share of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, mutilated or destroyed except upon production of such evidence of the loss, theft, mutilation or destruction, and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

4. The Corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the owner thereof and, unless provided for by the Board Directors, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise required by the laws of the State of Maryland.

                             ARTICLE III

                       MEETINGS OF STOCKHOLDERS

1. The annual meeting of the stockholders of the Corporation shall be held at such place within or without the State of Maryland as the Board of Directors may from time to time prescribe, during the month of April, or at such other time as fixed by the Board of Directors, for the purpose of electing by a plurality vote a Board of Directors and transacting general business. The place of the annual meeting of the stockholders of the Corporation shall not be changed within sixty days next before the day on which such meeting is to be held. A notice of any change in the place of the annual meeting shall be given to each stockholder at least ten days before the meeting is to be held.

2. Special meetings of the stockholders may be called at any time by the President and shall be called at any time by the President, or by the Secretary, upon the written request of a majority of the members of the Board of Directors, or upon the written request of the holders of at least twenty-five percent of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting unless otherwise prescribed by prescribed by applicable law. Upon receipt of a written request from any person or persons entitled to call a special meeting, which shall state the object of the meeting, it shall be the duty of the President, or, in his absence, the Secretary, to call such meeting to be held not less than ten days nor more than ninety days after the receipt of such request. Special meetings of the stockholders shall be held at such place within or without the State of Maryland as the Board of Directors may from time to time direct, or at such place within or without the State of Maryland as shall be specified in the notice of such meeting.

3. Notice of the time and place of the annual or any special meeting of the stockholders shall be given to each stockholder entitled to notice of such meeting at least ten days prior to the date of such meeting, unless a greater period is required by applicable law.
 In the case of special meetings of the stockholders, the notice shall specify the object or objects of such meeting, and no business shall be transacted at such meeting other than that mentioned in the call.

4. Meetings of the stockholders shall be presided over by the Chairman of the Board or, if he is not present, by the President or a Vice President or, in their absence, by a Chairman to be chosen at the meeting. The Secretary of the Corporation, or if he is not present, an Assistant Secretary of the Corporation, or if neither is present, a secretary to be chosen at the meeting, shall act as secretary of the meeting.

5. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding twenty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding twenty days in connection with the obtaining of the consent of stockholders for any purpose; provided, however, in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding ninety days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment or rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

6. At all meetings of the stockholders a quorum shall consist of the persons representing a majority of the outstanding shares of the capital stock of the Corporation entitled to vote at such meeting. In the absence of a quorum, no business shall be transacted except that the stockholders present in person or by proxy and entitled to vote at such meeting shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting on the date specified in the original notice. If a quorum is present at any meeting, the holders of a majority of the shares of capital stock present in person or by proxy at such meeting shall have the power to approve any matter properly before the meeting, and shall also have the power to adjourn the meeting to any specific time or times, and no notice of any such adjourned meeting need be given to stockholders absent or otherwise; provided, if any provision of the Maryland General Corporation Law requires holders of a greater percentage of shares to approve a matter, the holders of the majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting shall have the power to approve such matter. In addition to the foregoing, when required under the Investment Company Act of 1940, as amended, holders of a majority of the outstanding voting securities of the Corporation or any series thereof shall be required to approve such matter.

                                 ARTICLE IV

                                 DIRECTORS

1. The Board of Directors shall consist of not less than three nor more than fifteen members. The number of directors (within the above limits) shall be determined by the Board of Directors from time to time as it deems appropriate by a vote of a majority of the whole Board. Directors need not be stockholders of the Corporation.

2. The directors shall be elected annually by the stockholders of the Corporation at their annual meeting, and shall hold office for the term of one year and until their successors shall be duly elected and shall qualify.

3. The Board of Directors shall have the control and management of the business of the Corporation, and in addition to the powers and authority by these By--Laws expressly conferred upon them may, subject to the provisions of the laws of the State of Maryland and of the Certificate of Incorporation of the Corporation, exercise all such powers of the Corporation and do all such acts and things as are not required by law or by the Certificate of Incorporation to be exercised or done by the stockholders.

4. The Board of Directors shall have power to fill vacancies occurring on the Board, whether by death, resignation or otherwise. A vacancy on the Board of Directors resulting from any cause except an increase in the number of directors may be filled by a vote of the majority of the remaining members of the Board, though less than a quorum; and a vacancy on the Board of Directors resulting from an increase in the number of directors may be filled by a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies. If less than a majority of the directors in office shall have been elected by the stockholders, a meeting of the stockholders shall be called as required under the Investment Company Act of 1940, as amended.

5. The Board of Directors shall have power to appoint, and at its discretion to remove or suspend, any officer, officers, manager, superintendents, subordinates, assistants, clerks, agents and employees, permanently or temporarily, as the Board may think fit, and to determine their duties and to fix, and from time to time to change, their salaries or emolument, and to require security in such instances and in such amounts as it may deem proper.

6. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation which, to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Any such committee shall keep regular minutes of its proceedings, and shall report the same to the Board when required.

7. The Board of Directors may hold their meetings and keep the books of the Corporation, except the original or duplicate stock ledger, outside of the State of Maryland, at such place or places as they may from time to time determine.

8. Upon the retirement of a Director, the Board may elect him or her to the position of Director Emeritus. Said Director Emeritus shall serve for one year and may be reelected by the Board from year to year thereafter. Said Director Emeritus shall not vote at meetings of Directors and shall not be held responsible for actions of the Board but shall receive fees paid to Board members for serving as such.

                               ARTICLE V

                           DIRECTORS MEETINGS

1. The first regular meeting of the Board of Directors shall be held following the annual meeting of the stockholders at which the directors are elected, or at such other time and place as shall be fixed by the Board of Directors. Regular meetings of the Board of Directors shall also be held without notice at such times and places as may be from time to time prescribed by the Board.

2. Special meetings of the Board of Directors may be called at any time by the President, and shall be called by the President upon the written request of a majority of the members of the Board of Directors. Unless notice is waived by a director, notice of any special meeting shall be sent to each director at least twenty-four hours prior to the date of such meeting, and such notice shall state the time, place and object or objects of such special meeting.

3. One-third of the whole Board of Directors shall constitute a quorum, except that if the number of Directors on the Board is less than six, two members shall constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting where there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.

4. The order of business at meetings of the Board of Directors shall be prescribed from time to time by the Board.

                                 ARTICLE VI

                           OFFICERS AND AGENTS

1. At the first meeting of the Board of Directors after the election of directors in each year, the Board shall elect a President, a Secretary and a Treasurer and may elect or appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as the Board may deem necessary and as the business of the Corporation may require.

2. The President shall be elected from the membership of the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Vice President. All officers of the Corporation shall serve for one year and until their successors shall have been duly elected and shall have qualified; provided, however, that any officer may be removed at any time, either with or without cause, by action of the Board of Directors.

3. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally appertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. Any officer, agent or employee of the Corporation may be required by the Board of Directors to give bond for the faithful discharge of his duties, in such sum and of such character as the Board may from time to time prescribe.

                               ARTICLE VII

                         CHECKS, DRAFTS, NOTES, ETC.

1. All checks shall bear the signature of such person or persons as the Board of Directors may from time to time direct.

2. All notes And other similar obligations and acceptances of drafts by the Corporation shall be signed by such person or persons as the Board of Directors may from time to time direct.

3. Any officer of the Corporation or any other employee, as the Board of Directors may from time to time direct, shall have full power to endorse for deposit all checks and all negotiable paper drawn payable to his or their order or to the order of the Corporation.

                            ARTICLE VIII

                           CORPORATE SEAL

1. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Maryland". Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                             ARTICLE IX

                             DIVIDENDS

1. Dividends upon the shares of the capital stock of any class or series of shares of the Corporation may, subject to the provisions of the Certificate of Incorporation of the Corporation, if any, be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose of the Board of Directors shall deem to be for the best interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

                                ARTICLE X

                               FISCAL YEAR

1. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                               ARTICLE XI

                                 NOTICES

1. Whenever under the provisions of these By-Laws notice is required to be given to any director or stockholder, such notice is given when it is personally delivered, left at the residence or usual place of business of the director or stockholder, or mailed to such director or stockholder at such address as shall appear on the books of the Corporation, and such notice if mailed shall be deemed to be given at the time it shall be so deposited in the United States mail postage prepaid. In the case of directors, such notice may also be given by telephone, telegraph or cable.

2. Any notice required to be given under these By-Laws may be waived in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein.

                               ARTICLE XII

                                AMENDMENTS

1. These By-Laws may be amended, altered, repealed or added to by the holders of a majority of the shares of capital stock of the Corporation present in person or by proxy at a meeting of the stockholders at which a quorum is present, or by a majority of directors present at a meeting of the Board of Directors at which a quorum is present, as the case may be.



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